Exhibit (a)(1)(ii)

Letter of Transmittal

To Tender Preferred Shares Pursuant to the Offer to Exchange Dated September 6, 2023

by

THE GABELLI UTILITY TRUST

Of

ALL OUTSTANDING
SERIES B AUCTION MARKET PREFERRED SHARES,
PAR VALUE $0.001 AND LIQUIDATION PREFERENCE $25,000 PER SHARE
FOR
NEWLY-ISSUED PROMISSORY NOTES

THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M.,
NEW YORK CITY TIME, ON OCTOBER 11, 2023,
UNLESS THE EXCHANGE OFFER IS EXTENDED OR TERMINATED (SUCH TIME,
AS IT MAY BE EXTENDED, THE “EXPIRATION DATE”).

The Depositary for the Exchange Offer is:

Computershare Inc. and its wholly owned subsidiary, Computershare Trust Company, N.A.

By Mail:	By Express Mail or Overnight Delivery:
Computershare Trust Company, N.A. c/o Voluntary Corporate Actions P.O. Box 43011 Providence, Rhode Island 02940-3011	Computershare Trust Company, N.A. c/o Voluntary Corporate Actions 150 Royall Street, Suite V Canton, Massachusetts 02021

DELIVERY OF THIS LETTER OF TRANSMITTAL TO AN ADDRESS OTHER
THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE VALID
DELIVERY.

THE INSTRUCTIONS ACCOMPANYING THIS LETTER OF TRANSMITTAL
SHOULD BE READ CAREFULLY BEFORE THIS LETTER OF
TRANSMITTAL IS COMPLETED.

This Letter of Transmittal relates to the offer by The Gabelli Utility Trust, a Delaware statutory trust (the “Fund”), to exchange the Fund’s currently outstanding Series B Auction Market Preferred Shares (“Series B Preferred Shares”), par value $0.001 and liquidation preference $25,000 per share, for newly-issued promissory notes issued by the Fund, with a total principal amount of up to $20,522,700 (the “Notes” and each, a “Note”), on the terms and subject to the conditions set forth in the Offer to Exchange and in this Letter of Transmittal.

DESCRIPTION OF PREFERRED SHARES TENDERED
Name(s) and address(es) of Registered Holder(s) (Please fill in, if blank)	Series B Auction Market Preferred Shares (attach Additional Signed List if Necessary)
1 ☐ All
2 ☐ Partial:
*	Unless otherwise indicated, it will be assumed that all (and not partial) Series B Preferred Shares are being tendered. See Instruction 4.

If you wish to tender all or any portion of your Series B Preferred Shares, you should either:

●	deliver such Series B Preferred Shares pursuant to the procedures for book-entry transfers set forth in the section “The Exchange Offer—Procedure for Tendering” in the Offer to Exchange prior to the Expiration Date; or

●	request your broker, dealer, commercial bank, trust company or other nominee to effect the transaction for you.

If you desire to tender your Series B Preferred Shares and such Series B Preferred Shares cannot be delivered to the Depositary or you cannot comply with the procedure for book-entry transfer or your other required documents cannot be delivered to the Depositary, in any case, by the Expiration Date, you must tender such Series B Preferred Shares pursuant to the guaranteed delivery procedure set forth in the section “The Exchange Offer—Procedure for Tendering” in the Offer to Exchange.

Questions and requests for assistance or for additional copies of this Letter of Transmittal, the Offer to Exchange or the Notice of Guaranteed Delivery may be directed to the Depositary at its address or telephone number set forth on the first page of this Letter of Transmittal.

ADDITIONAL INFORMATION REGARDING TENDERED PREFERRED SHARES
PLEASE READ ACCOMPANYING INSTRUCTIONS CAREFULLY.

Name of Tendering Institution:
Account Number:
Transaction Code Number:
Contact Person in Auction Department of Tendering Institution*:
Email Address of Contact Person in Auction Department*:
Broker-Dealer who submits auction instructions to the Auction Agent on your behalf:

☐	CHECK HERE IF TENDERED SERIES B PREFERRED SHARES ARE BEING DELIVERED PURSUANT TO A NOTICE OF GUARANTEED DELIVERY PREVIOUSLY SENT OR CONCURRENTLY BEING SENT TO THE TENDER AGENT AND COMPLETE THE FOLLOWING:

Name(s) of Tendering Holder(s) of Preferred Shares
Date of Execution of Notice of Guaranteed Delivery
Name of Institution which Guaranteed Delivery

*	If there is no established Auction Department, please include contact information for the party that submits auction instructions for Series B Preferred Shares.

Ladies and Gentlemen:

The undersigned shareholder hereby tenders to The Gabelli Utility Trust, a Delaware statutory trust (the “Fund”), the Series B Auction Market Preferred Shares (“Series B Preferred Shares”), par value $0.001 per share and liquidation preference of $25,000 per share, pursuant to the Fund’s offer to exchange the Series B Preferred Shares for newly-issued promissory notes issued by the Fund, with a total principal value of up to $20,522,700 (the “Notes” and each, a “Note”), on the terms and subject to the conditions set forth in the Fund’s Offer to Exchange dated September 6, 2023 (together with any amendments or supplements thereto, the “Offer to Exchange”), this Letter of Transmittal (together with any amendments or supplements thereto, the “Letter of Transmittal”) and other related materials (collectively with any amendments or supplements thereto, the Offer to Exchange and the Letter of Transmittal, the “Exchange Offer”), receipt of which is hereby acknowledged.

In exchange for its full and fractional Series B Preferred Shares properly tendered (and not validly withdrawn) prior to 5:00 p.m., New York City time, on October 11, 2023 (such time and date, as the same may be extended or earlier terminated, the “Expiration Date”) and accepted by the Fund, each participating holder of Series B Preferred Shares will receive a Note with a principal amount equal to 91.212% of the total amount of liquidation preference of such Series B Preferred Shares tendered (the “Exchange Consideration”).

Subject to and effective on acceptance for payment of, and payment for, the Series B Preferred Shares tendered with this Letter of Transmittal in accordance with the terms of the Exchange Offer, the undersigned hereby sells, assigns and transfers to, or upon the order of the Fund, all right, title and interest in and to all the Series B Preferred Shares that are being tendered hereby and irrevocably constitutes and appoints Computershare Inc. and its wholly owned subsidiary, Computershare Trust Company, N.A. (the “Depositary”), the true and lawful agent and attorney-in-fact of the undersigned, with full power of substitution (such power of attorney being deemed to be an irrevocable power coupled with an interest), to the full extent of the undersigned’s rights with respect to such Series B Preferred Shares, to (a) deliver certificates for such Series B Preferred Shares or transfer ownership of such Series B Preferred Shares on the account books maintained by the book-entry transfer facility, together, in any such case, with all accompanying evidences of transfer and authenticity to, or upon the order of the Fund, (b) present such Series B Preferred Shares for cancellation and transfer on the Fund’s books and (c) receive all benefits and otherwise exercise all rights of beneficial ownership of such Series B Preferred Shares, all in accordance with the terms of the Exchange Offer.

The undersigned hereby represents and warrants that the undersigned has full power and authority to tender, sell, assign and transfer the Series B Preferred Shares tendered hereby and, when the same are accepted for payment by the Fund, the Fund will acquire good title thereto, free and clear of all liens, restrictions, claims and encumbrances, and the same will not be subject to any adverse claim or right. The undersigned will, on request by the Depositary or the Fund, execute any additional documents deemed by the Depositary or the Fund to be necessary or desirable to complete the sale, assignment and transfer of the Series B Preferred Shares tendered hereby (and any and all such other Series B Preferred Shares or other securities or rights), all in accordance with the terms of the Exchange Offer.

All authority conferred or agreed to be conferred pursuant to this Letter of Transmittal shall be binding on the successors, assigns, heirs, personal representatives, executors, administrators and other legal representatives of the undersigned and shall not be affected by, and shall survive, the death or incapacity of the undersigned. Except as stated in the Offer to Exchange, this tender is irrevocable.

The undersigned understands that the valid tender of Series B Preferred Shares pursuant to any of the procedures described under the heading “The Exchange Offer” in the Offer to Exchange and in the instructions to this Letter of Transmittal will constitute a binding agreement between the undersigned and the Fund on the terms and subject to the conditions of the Exchange Offer.

It is a violation of Rule 14e-4 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), for a person acting alone or in concert with others, directly or indirectly, to tender Series B Preferred Shares for such person’s own account unless at the time of tender and at the expiration date such person has a “net long position” (as defined in Rule 14e-4) in (a) the Series B Preferred Shares that is equal to or greater than the amount tendered and will deliver or cause to be delivered such Series B Preferred Shares for the purpose of tender to the Fund within the period specified in the Exchange Offer, or (b) other securities immediately convertible into, exercisable for or exchangeable into Series B Preferred Shares (“Equivalent Securities”) that is equal to or greater than the amount tendered and, upon the acceptance of such tender, will acquire such Series B Preferred Shares by conversion, exchange or exercise of such Equivalent Securities to the extent required by the terms of the Exchange Offer and will deliver or cause to be delivered such Series B Preferred Shares so acquired for the purpose of tender to the Fund within the period specified in the Exchange Offer. Rule 14e-4 also provides a similar restriction applicable to the tender or guarantee of a tender on behalf of another person. A tender of Series B Preferred Shares made pursuant to any method of delivery set forth in this Letter of Transmittal will constitute the tendering shareholder’s representation and warranty to the Fund that (a) such shareholder has a “net long position” in Series B Preferred Shares or Equivalent Securities being tendered within the meaning of Rule 14e-4, and (b) such tender of Series B Preferred Shares complies with Rule 14e-4. Our acceptance for payment of Series B Preferred Shares tendered pursuant to the Exchange Offer will constitute a binding agreement between the tendering shareholder and the Fund upon the terms and subject to the conditions of the Exchange Offer.

Unless otherwise indicated herein under “Special Payment Instructions,” please return any certificates for Series B Preferred Shares not tendered or accepted for payment in the name(s) of the registered holder(s) appearing under “Description of Shares Tendered.” Similarly, unless otherwise indicated under “Special Delivery Instructions,” please return any certificates for Series B Preferred Shares not tendered or accepted for payment (and accompanying documents, as appropriate) to the address(es) of the registered holder(s) appearing under “Description of Shares Tendered.” In the event that both the “Special Delivery Instructions” and the “Special Payment Instructions” are completed, please return any certificates for Series B Preferred Shares not tendered or accepted for payment (and any accompanying documents, as appropriate) in the name(s) of, and deliver such check and/or return such certificates (and any accompanying documents, as appropriate) to, the person or persons so indicated.

Unless otherwise indicated herein under “Special Payment Instructions,” the Notes to be issued in respect of the Exchange Consideration will be issued in the name(s) of the registered holder(s) appearing under “Description of Shares Tendered” and deposited at such holder’s account as DTC. In the event that both the “Special Delivery Instructions” and the “Special Payment Instructions” are completed, the Notes to be issued in respect of the Exchange Consideration will be issued in the name(s) of the person or persons so indicated and deposited at such person’s account at DTC.

Please credit any Series B Preferred Shares tendered herewith by book-entry transfer that are not accepted for payment by crediting the account at the book-entry transfer facility designated above. The undersigned recognizes that the Fund has no obligation pursuant to the “Special Payment Instructions” to transfer any Series B Preferred Shares from the name of the registered holder(s) thereof if the Fund does not accept for payment any of the Series B Preferred Shares so tendered.

SPECIAL PAYMENT INSTRUCTIONS (See Instructions 1, 5, 6 and 7)	SPECIAL DELIVERY INSTRUCTIONS (See Instructions 1, 5, 6 and 7)
To be completed ONLY if certificates for shares not tendered or not accepted for payment and/or the check/shares for payment of the purchase price of shares accepted for payment are to be issued in the name of someone other than the undersigned.	To be completed ONLY if certificates for shares not tendered or not accepted for payment and/or the check/shares for payment of the purchase price of shares accepted for payment are to be sent to someone other than the undersigned at an address other than that above.
Issue: ☐ Check ☐ Certificate(s) to:	Mail: ☐ Check ☐ Certificate(s) to:

Name	Name
(Please Print)	(Please Print)

Address:	Address:
(Include Zip Code) (Employer Identification Number or Social Security Number)	(Include Zip Code) (Employer Identification Number or Social Security Number)

SIGN HERE
(Also Complete Form W-9 Below)
(Signature(s) of Shareholder(s))

Dated:              , 20

(Must be signed by registered holder(s) exactly as name(s) appear(s) on stock certificate(s) for the Series B Preferred Shares or on a security position listing or by person(s) authorized to become registered holder(s) by certificates and documents transmitted herewith. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, please provide the following information and see Instruction 5.)

Name(s):

(Please Print)

Capacity (Full Title):

Address:

(Include Zip Code)

Daytime Area Code and Telephone Number:

Email Address:

Employer Identification or Social Security Number: (Complete Accompanying Form W-9)

GUARANTEE OF SIGNATURE(S)
(If Required—See Instructions 1 and 5)

Authorized Signature:

Name(s):

(Please Print)

Name of Firm:

Title:

Address:
(Include Zip Code)

Daytime Area Code and Telephone Number:

Email Address:

Dated:              , 20

INSTRUCTIONS

Forming Part of the Terms and Conditions of the Exchange Offer

1. Guarantee of Signatures. No signature guarantee is required on this Letter of Transmittal if either (a) this Letter of Transmittal is signed by the registered holder(s) (which term, for purposes of this Instruction 1, includes any participant in the book-entry transfer facility’s system whose name appears on a security position listing as the owner of the Series B Preferred Shares) of Series B Preferred Shares tendered herewith, unless such registered holder(s) has completed either the box entitled “Special Payment Instructions” or the box entitled “Special Delivery Instructions” on this Letter of Transmittal or (b) such Series B Preferred Shares are tendered for the account of a firm that is a member in good standing of a recognized Medallion Program approved by the Securities Transfer Association, Inc. or is otherwise an “eligible guarantor institution,” as that term is defined in Rule 17Ad-15 under the Exchange Act (each, an “eligible institution”). In all other cases, all signatures on this Letter of Transmittal must be guaranteed by an eligible institution. See Instruction 5.

2. Requirements of Tender. This Letter of Transmittal is to be completed by shareholders if certificates are to be forwarded herewith, unless an agent’s message (as defined below) is utilized, if delivery of Series B Preferred Shares is to be made pursuant to the procedures for book-entry transfer set forth under the heading “The Exchange Offer” in the Offer to Exchange. For a shareholder to validly tender Series B Preferred Shares pursuant to the Exchange Offer, either (a) a Letter of Transmittal (or a facsimile thereof), properly completed and duly executed, together with any required signature guarantees, or, in the case of a book-entry transfer, an agent’s message, and any other required documents, must be received by the Depositary at one of its addresses set forth on the back of this Letter of Transmittal prior to the expiration date and either certificates for tendered Series B Preferred Shares must be received by the Depositary at one of such addresses or Series B Preferred Shares must be delivered pursuant to the procedures for book-entry transfer set forth herein (and a book-entry confirmation must be received by the Depositary), in each case prior to the expiration date, or (b) the tendering shareholder must comply with the guaranteed delivery procedures set forth below and under the heading “The Exchange Offer” in the Offer to Exchange.

Shareholders whose certificates for Series B Preferred Shares are not immediately available or who cannot deliver their certificates and all other required documents to the Depositary or complete the procedures for book-entry transfer prior to the expiration date may tender their Series B Preferred Shares by properly completing and duly executing the Notice of Guaranteed Delivery pursuant to the guaranteed delivery procedures set forth under the heading “The Exchange Offer” in the Offer to Exchange. Pursuant to those procedures, (a) tender must be made by or through an eligible institution, (b) a properly completed and duly executed Notice of Guaranteed Delivery, substantially in the form provided by the Fund, must be received by the Depositary prior to the expiration date and (c) the certificates for all tendered Series B Preferred Shares in proper form for transfer (or a book-entry confirmation with respect to all such Series B Preferred Shares), together with this Letter of Transmittal (or facsimile thereof), properly completed and duly executed, with any required signature guarantees, or, in the case of a book-entry transfer, an agent’s message, and any other required documents, must be received by the Depositary, in each case within two trading days after the date of execution of the Notice of Guaranteed Delivery in accordance with the procedures described under the heading “The Exchange Offer” in the Offer to Exchange. A “trading day” is any day on which the New York Stock Exchange is open for business. The term “agent’s message” means a message transmitted by the book-entry transfer facility to, and received by, the Depositary and forming a part of a book-entry confirmation, which states that such book-entry transfer facility has received an express acknowledgment from the participant in the book-entry transfer facility tendering the Series B Preferred Shares that such participant has received and agrees to be bound by the terms of the Letter of Transmittal and that the Fund may enforce such agreement against such participant.

THE METHOD OF DELIVERY OF SHARES, THIS LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS, INCLUDING DELIVERY THROUGH THE BOOK-ENTRY TRANSFER FACILITY, IS AT THE SOLE ELECTION AND RISK OF THE TENDERING SHAREHOLDER. SHARES WILL BE DEEMED DELIVERED ONLY WHEN ACTUALLY RECEIVED BY THE DEPOSITARY (INCLUDING, IN THE CASE OF A BOOK-ENTRY TRANSFER, BY BOOK-ENTRY CONFIRMATION). IF DELIVERY IS BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED, IS RECOMMENDED. DELIVERY WILL BE DEEMED EFFECTIVE AND RISK OF LOSS AND TITLE WILL PASS FROM THE OWNER ONLY WHEN RECEIVED BY THE EXCHANGE AGENT. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ENSURE TIMELY DELIVERY.

Except as specifically provided by the Offer to Exchange, no alternative, conditional or contingent tenders will be accepted. All tendering shareholders, by execution of this Letter of Transmittal (or a facsimile hereof), waive any right to receive any notice of the acceptance for payment of their Series B Preferred Shares.

3. Inadequate Space. If the space provided in this Letter of Transmittal is inadequate, the certificate numbers and/or the number of Series B Preferred Shares should be listed on a separate signed schedule attached hereto.

4. Partial Tenders. If any tendered Series B Preferred Shares are not accepted for payment pursuant to the terms and conditions of the Exchange Offer for any reason, or if any tendered Series B Preferred Shares are not accepted because of an invalid tender, or if any tendered Series B Preferred Shares are properly withdrawn, Series B Preferred Shares will be returned to the appropriate account at the book-entry transfer facility without charge by the Fund to the tendering shareholder, as soon as practicable following expiration or termination of the Exchange Offer or the proper withdrawal of the Series B Preferred Shares.

5. Signatures on Letter of Transmittal, Stock Powers and Endorsements. If this Letter of Transmittal is signed by the registered holder(s) of the Series B Preferred Shares tendered hereby, the signature(s) must correspond with the name(s) as written on the face of the certificate(s) without any change whatsoever.

If any of the Series B Preferred Shares tendered hereby are owned of record by two or more joint owners, all such persons must sign this Letter of Transmittal.

If any Series B Preferred Shares tendered hereby are registered in different names on several certificates, it will be necessary to complete, sign and submit as many separate Letters of Transmittal as there are different registrations of certificates.

If this Letter of Transmittal or any certificate or stock power is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, he or she should so indicate when signing, and proper evidence satisfactory to the Fund of his or her authority to so act must be submitted with this Letter of Transmittal.

If this Letter of Transmittal is signed by the registered owner(s) of the Series B Preferred Shares tendered hereby, no endorsements of certificates or separate stock powers are required unless payment of the purchase price is to be made, or certificates for Series B Preferred Shares not tendered or accepted for payment are to be issued, to a person other than the registered owner(s). Signatures on any such certificates or stock powers must be guaranteed by an eligible institution.

If this Letter of Transmittal is signed by a person other than the registered owner(s) of the Series B Preferred Shares tendered hereby, the certificate(s) representing such Series B Preferred Shares must be properly endorsed for transfer or accompanied by appropriate stock powers, in either case signed exactly as the name(s) of the registered owner(s) appear(s) on the certificates(s). The signature(s) on any such certificate(s) or stock power(s) must be guaranteed by an eligible institution.

6. Stock Transfer Taxes. The Fund will pay any stock transfer taxes with respect to the transfer and sale of Series B Preferred Shares to it pursuant to the Exchange Offer. If, however, payment of the purchase price is to be made to, or if Series B Preferred Shares not tendered or accepted for payment are to be registered in the name of, any person(s) other than the registered owner(s), or if Series B Preferred Shares tendered hereby are registered in the name(s) of any person(s) other than the person(s) signing this Letter of Transmittal, the amount of any stock transfer taxes (whether imposed on the registered owner(s) or such person(s)) payable on account of the transfer to such person(s) will be deducted from the purchase price unless satisfactory evidence of the payment of such taxes or exemption therefrom is submitted with this Letter of Transmittal.

Except as provided in this Instruction 6, it will not be necessary for transfer tax stamps to be affixed to the certificates listed in this Letter of Transmittal.

7. Special Payment and Delivery Instructions. If a check for the purchase price of any Series B Preferred Shares accepted for payment is to be issued in the name of, and/or certificates for any Series B Preferred Shares not accepted for payment or not tendered are to be issued in the name of and/or returned to, a person other than the signer of this Letter of Transmittal or if a check is to be sent, and/or such certificates are to be returned, to a person other than the signer of this Letter of Transmittal or to an address other than that shown above, the appropriate boxes on this Letter of Transmittal should be completed.

8. Waiver of Conditions. The Fund reserves the right, subject to the applicable rules and regulations of the Securities and Exchange Commission, to waive any of the specified conditions of the Exchange Offer, in whole or in part, in the case of any Series B Preferred Shares tendered.

9. 24% Backup Withholding. In order to avoid backup withholding of U.S. federal income tax on cash dividends in connection with the Exchange Offer, a shareholder surrendering Series B Preferred Shares in the Exchange Offer must, unless an exemption applies, provide the Depositary with such shareholder’s correct taxpayer identification number (“TIN”) on Form W-9 below in this Letter of Transmittal and certify under penalties of perjury that such TIN is correct and that the shareholder is not subject to backup withholding. If a shareholder does not provide a correct TIN or fails to provide the certifications described above, the Internal Revenue Service (the “IRS”) may impose a $50 penalty on such shareholder and payment of cash to such shareholder pursuant to the Exchange Offer may be subject to backup withholding of 24%.

Backup withholding is not an additional income tax. Rather, the amount of the backup withholding can be credited against the U.S. federal income tax liability of the person subject to the backup withholding, provided that the required information is given to the IRS. If backup withholding results in an overpayment of tax, a refund can be obtained by the shareholder upon filing an income tax return.

A tendering shareholder is required to give the Depositary the TIN (i.e., social security number or employer identification number) of the record owner of the Series B Preferred Shares being tendered. If the Series B Preferred Shares are held in more than one name or are not in the name of the actual owner, consult the enclosed “Guidelines for Certification of Taxpayer Identification Number on Form W-9” for additional guidance on which number to report.

The box in part 3 of the Form W-9 may be checked if the tendering shareholder has not been issued a TIN and has applied for a TIN or intends to apply for a TIN in the near future. If the box in part 3 is checked, the shareholder or other payee must also complete the Certificate of Awaiting Taxpayer Identification Number below in order to avoid backup withholding. Notwithstanding that the box in part 3 is checked and the Certificate of Awaiting Taxpayer Identification Number is completed, the Depositary will withhold 24% on all payments made prior to the time a properly certified TIN is provided to the Depositary. However, these amounts will be refunded to such shareholder if a TIN is provided to the Depositary within 60 days.

Some shareholders (including, among others, all corporations and certain foreign individuals and entities) are not subject to backup withholding. Foreign shareholders should complete and sign the main signature form and the appropriate Form W-8, Certificate of Foreign Status, a copy of which may be obtained from the Depositary, in order to avoid backup withholding. See the enclosed “Guidelines for Certification of Taxpayer Identification Number on Form W-9” for more instructions.

10. Requests for Assistance or Additional Copies. Questions and requests for assistance or additional copies of the Offer to Exchange, this Letter of Transmittal, the Notice of Guaranteed Delivery and the Guidelines for Certification of Taxpayer Identification Number on Form W-9 may be directed to the Fund at One Corporate Center, Rye, NY 10580 (telephone number: (914) 921-5070 or toll free: (800) GABELLI; email: ClosedEnd@Gabelli.com).

11. Lost, Destroyed or Stolen Certificates. If any certificate representing Series B Preferred Shares has been lost, destroyed or stolen, the shareholder should promptly notify the Depositary at the toll-free number (877) 248-6417. The shareholder will then be instructed by the Depositary as to the steps that must be taken in order to replace the certificate. This Letter of Transmittal and related documents cannot be processed until the procedures for replacing lost, destroyed or stolen certificates have been followed.

IMPORTANT: THIS LETTER OF TRANSMITTAL (OR A MANUALLY SIGNED FACSIMILE HEREOF), TOGETHER WITH ANY REQUIRED SIGNATURE GUARANTEES, OR, IN THE CASE OF A BOOK-ENTRY TRANSFER, AN AGENT’S MESSAGE, AND ANY OTHER REQUIRED DOCUMENTS, MUST BE RECEIVED

BY THE DEPOSITARY PRIOR TO THE EXPIRATION DATE AND EITHER CERTIFICATES FOR TENDERED SHARES MUST BE RECEIVED BY THE DEPOSITARY OR SHARES MUST BE DELIVERED PURSUANT TO THE PROCEDURES FOR BOOK-ENTRY TRANSFER, IN EACH CASE PRIOR TO THE EXPIRATION DATE, OR THE TENDERING SHAREHOLDER MUST COMPLY WITH THE PROCEDURES FOR GUARANTEED DELIVERY.

YOU MUST COMPLETE THE FOLLOWING CERTIFICATE IF YOU

CHECKED THE BOX IN PART 3 OF FORM W-9.

CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER

I certify under penalties of perjury that a taxpayer identification number has not been issued to me and that either (1) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration Office or (2) I intend to mail or deliver an application in the near future. I understand that if I do not provide a taxpayer identification number to the Depositary by the time of payment, 24% of all reportable payments made to me will be withheld.

Signature:	Date:

[Form W-9]

The Letter of Transmittal, certificates for Series B Preferred Shares and any other required documents should be sent or delivered by each shareholder of The Gabelli Utility Trust or such shareholder’s bank, broker, dealer, trust company or other nominee to the Depositary at one of its addresses set forth below.

The Depositary for the Exchange Offer is:

Computershare Inc. and its wholly owned subsidiary, Computershare Trust Company, N.A.

By Mail:	By Express Mail or Overnight Delivery:
Computershare Trust Company, N.A. c/o Voluntary Corporate Actions P.O. Box 43011 Providence, Rhode Island 02940-3011	Computershare Trust Company, N.A. c/o Voluntary Corporate Actions 150 Royall Street, Suite V Canton, Massachusetts 02021

DELIVERY OF THE LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY TO THE DEPOSITARY.

Questions and requests for assistance or additional copies of the Offer to Exchange, this Letter of Transmittal and the Notice of Guaranteed Delivery may be directed to the Fund at One Corporate Center, Rye, NY 10580 (telephone number: (914) 921-5070 or toll free: (800) GABELLI; email: ClosedEnd@Gabelli.com). You may also contact your bank, broker, dealer, trust company or other nominee for assistance concerning the Exchange Offer.